Exhibit 99.2

April 25, 2013

Theravance Announces Plan to Separate Late-Stage Partnered Respiratory Assets
from Biopharmaceutical Operations

Designed to unlock potential value, facilitate return of capital to stockholders and further strategy of advancing medicines that address unmet medical needs

•                  Intention to create two independent publicly traded companies with differing business objectives and opportunities

•                  One company will continue to manage the late-stage partnered respiratory assets and associated potential royalty revenues with the intention of returning capital to stockholders

•                  The other company will be a separate biopharmaceutical company focusing on the discovery, development and commercialization of small-molecule medicines in areas of significant unmet medical need

SOUTH SAN FRANCISCO, CA — April 25, 2013 —Theravance, Inc. (Nasdaq:THRX) announced today that its Board of Directors approved plans to separate its businesses into two independent publicly traded companies.  One company, referred to as “Royalty Management Co” in this press release, will focus on managing all development and commercial responsibilities under the LABA collaboration with GlaxoSmithKline (GSK) and associated potential royalty revenues from RELVAR™ or BREO™ ELLIPTA™ (fluticasone furoate/vilanterol: FF/VI), ANOROTM ELLIPTA™ (umeclidinium bromide/vilanterol: UMEC/VI) and VI monotherapy, with the intention of providing a consistent return of capital to stockholders.  The other company, referred to as “Theravance Biopharma” in this press release, will be a biopharmaceutical company focused on discovery, development and commercialization of small-molecule medicines in areas of significant unmet medical need. The result will be two independent, publicly traded companies with different business models enabling investors to align their investment philosophies with the strategic opportunities and financial objectives of the two independent companies.

“Following a review of alternatives to maximize the value of our portfolio, we have decided to separate our biopharmaceutical discovery, development and commercialization operations from our late-stage partnered respiratory assets,” said Rick E Winningham, Chief Executive Officer.  “We believe this separation will provide investors with the opportunity to unlock potential value from two disparate sets of assets, better align employee incentives and provide a consistent return of capital to stockholders of Royalty Management Company.”

Theravance’s core strategy has been to build value in the early-stage discovery and development of small-molecule product candidates and partner with pharmaceutical companies to support late-stage development and commercialization. This strategy resulted in the discovery, development and regulatory approval of VIBATIV® (telavancin) and a deep pipeline of small-molecule product candidates across several therapeutic areas, as well as major late-stage respiratory programs in partnership with GSK.

The goal of separating Theravance into two companies is to continue its businesses in a new structure designed to unlock potential value, facilitate return of capital to stockholders and further its strategy of advancing medicines that address unmet medical needs.  After the separation, Theravance Biopharma will focus on Theravance’s multivalent discovery capabilities and pipeline of programs, including its cardiovascular collaboration with Merck and its partnership agreements with Alfa Wassermann, Clinigen and R-Pharm.  Royalty Management Co will continue to focus on managing the rights to the significant potential royalty streams from certain products developed under the LABA collaboration with GSK.

Royalty Management Co Profile

Royalty Management Co will directly or indirectly hold and continue to manage the rights to the potential near-term respiratory product royalty revenues from GSK.  Royalty Management Co will directly hold and continue to manage the RELVAR™ or BREO™ ELLIPTA™ (fluticasone furoate/vilanterol: FF/VI) and VI monotherapy programs and a limited liability company subsidiary of Royalty Management Co, referred to as the “LLC” in this press release, will hold and manage the rights to ANOROTM ELLIPTA™ (umeclidinium bromide/vilanterol: UMEC/VI), with all of the LLC’s economic interests in that program accruing to Royalty Management Co.  All three of these programs are partnered with GSK. All other programs currently partnered with GSK, including the bifunctional muscarinic antagonist-beta2 agonist (MABA), MABA combined with an inhaled corticosteroid (MABA/ICS), and umeclidinium bromide / vilanterol / fluticasone furoate (UMEC/VI/FF) will be held and managed by the LLC, but 98% of the LLC’s economic interests in those programs will accrue to Theravance Biopharma and 2% will accrue to Royalty Management Co. Royalty Management Co will have minimal staffing to support its operations and be structured with the goal of distributing a significant portion of any future royalty revenues, net of operating expenses, debt service and income taxes, to its stockholders. The outstanding convertible notes and milestone payments due to GSK upon regulatory approval and launch of RELVAR™/BREO™ ELLIPTA™ and ANORO™ ELLIPTA™ would remain as obligations of Royalty Management Co.  Royalty Management Co is anticipated to retain Theravance’s net operating loss carryforwards and to operate under a new name to be determined.

Theravance Biopharma Profile

Theravance Biopharma will leverage the multivalent drug discovery platform and small-molecule product candidate pipeline currently focused on respiratory, central nervous system/pain, gastrointestinal disorders and infectious diseases.  Theravance Biopharma also will receive 98% of the LLC’s economic interest in the MABA, MABA/ICS and UMEC/VI/FF drug programs, each of which is partnered with GSK. The key product and product candidates in Theravance Biopharma’s portfolio will include VIBATIV® (telavancin), a bactericidal, once-daily injectable antibiotic developed by Theravance for the treatment of Gram-positive infections, TD-1211, an investigational, once-daily, orally-administered, peripherally-selective, multivalent inhibitor of the mu opioid receptor designed with a goal of alleviating gastrointestinal side effects of opioid therapy without affecting analgesia, and TD-9855, the lead compound in Theravance’s monoamine reuptake inhibitor (MARIN) program in Phase 2 development for Attention-Deficit/Hyperactivity Disorder (ADHD) and Fibromyalgia.

We currently plan to capitalize Theravance Biopharma with approximately $300 million at separation, which is expected to fund operations through significant potential corporate milestones over the following two to three years. Theravance Biopharma may operate under a new name to be determined.

Transaction Details

After the separation, we anticipate that Rick E Winningham will be Chief Executive Officer of Theravance Biopharma and initially will be Chief Executive Officer of Royalty Management Co.  Although a small group of current employees of Theravance are expected to remain with Royalty Management Co, most current employees are expected to become employees of Theravance Biopharma.  Specific decisions with regard to the officers of each company, their titles and responsibilities, have not yet been made.

Theravance expects that the separation of Theravance Biopharma will be completed by late 2013 or early 2014 via a dividend of shares of Theravance Biopharma to Theravance’s stockholders.  Additional details regarding the structure, leadership and financial operations of the two companies will be disclosed at a later time.

Completion of the proposed separation is subject to numerous conditions, including the effectiveness of a Registration Statement on Form 10 for Theravance Biopharma to be filed with the Securities and Exchange Commission. Theravance is currently evaluating the tax status of the distribution.

BofA Merrill Lynch and Centerview Partners LLC are acting as financial advisors and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Skadden, Arps, Slate, Meagher & Flom LLP are acting as legal advisers to Theravance in connection with the transaction.

Conference Call and Webcast Information

Theravance will discuss this announcement on its previously scheduled first quarter 2013 financial results conference call beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance’s web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance’s web site for 30 days through May 25, 2013. An audio replay will also be available through 11:59 p.m. Eastern Daylight Time on May 2, 2013 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 21878794.

For more information, please visit Theravance’s website at www.theravance.com.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small-molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance’s key programs include: RELVAR™ or BREO™ ELLIPTA™ (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI)

and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™ or BREO™ ELLIPTA™ (FF/VI) and ANORO™ ELLIPTA™ (UMEC/VI) are investigational medicines and are not currently approved anywhere in the world. RELVAR™, BREO™, ANORO™ and ELLIPTA™ are trademarks of the GlaxoSmithKline group of companies. The use of these brand names has not yet been approved by any regulatory authority.

VIBATIV® is a registered trademark of Theravance, Inc.

This press release contains and the conference call will contain certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements relating to plans for executing the separation, the expected timing of the separation, expectations for the amount and estimated duration of the funding of Theravance Biopharma at the time of the separation, the possible tax effects of the separation, the strategies, plans and objectives of the two companies following the separation, the anticipated potential distributions by Royalty Management Co following the separation, expectations related to the staffing of the two companies, the status and timing of clinical studies, data analysis and communication of results, statements regarding the potential benefits and mechanisms of action of drug candidates, and statements concerning the timing of seeking regulatory approval of our product candidates. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, delays in preparing audited financial statements for Theravance Biopharma, difficulties in effecting the registration of Theravance Biopharma as a public company, failure to obtain necessary consents from third parties, changes in the development or operations of Theravance prior to the separation that could affect the plans for the separation or the cash available for the initial funding of the independent companies, the receipt of a private letter ruling from the Internal Revenue Service (should Theravance seek to effect the transaction on a tax-free basis), the possibility that alternative transactions or opportunities could arise or be pursued which would alter the timing, or advisability of, or the ability to consummate, the anticipated separation transaction, delays or failure to achieve regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the heading “Risk Factors” contained in Theravance’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2013 and the risks discussed in our other period filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

(THRX-G)

CONTACT:	Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com